Exhibit 23.1

KPMG LLP	Telephone	(780) 429-7300
Chartered Accountants 10125 – 102 Street Edmonton AB T5J 3V8 Canada	Fax Internet	(780) 429-7379 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PCL Employees Holdings Ltd.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of PCL Employees Holdings Ltd. of our report dated January 25, 2006, except as to notes 24 and 25(b) which are as of February 8, 2006, with respect to the consolidated balance sheets of PCL Employees Holdings Ltd. as of October 31, 2005, and 2004 and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the three-year period ended October 31, 2005, which report appears in the October 31, 2005, annual report on Form 20-F of PCL Employees Holdings Ltd., and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP
Edmonton, Canada
April 5, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.